Exhibit 10.3

SARA LEE CORPORATION

2002 LONG-TERM INCENTIVE STOCK PLAN

ARTICLE I—PURPOSES

The purposes of the Sara Lee Corporation 2002 Long-Term Incentive Stock Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation’s ability to attract and retain highly competent officers and other key employees, and to provide a means to encourage stock ownership and proprietary interest in the Corporation. The 2002 Long-Term Incentive Stock Plan is intended to provide plan participants with forms of stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

ARTICLE II—DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

a. “AWARD” means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

b. “BOARD” means the Board of Directors of Sara Lee Corporation.

c. “COMMITTEE” means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of three or more members of the Board of Directors who are “non-employee directors” under Rule 16b-3 of the Exchange Act and “outside directors” under Section 162(m) of the Code.

d. “CORPORATION” means Sara Lee Corporation, or any entity that is directly or indirectly controlled by Sara Lee Corporation, and its subsidiaries.

e. “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

f. “FAIR MARKET VALUE” means the closing selling price per Share on the New York Stock Exchange Composite Transactions Tape on the determination date, provided that if there are no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the closing selling price of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported and provided further that in the case any transaction requiring a Fair Market Value determination that is consummated in an open-market purchase/sale, Fair Market Value shall mean the actual sales price per Share.

g. “INCENTIVE STOCK OPTION” means a stock option that complies with Section 422 of the Code, or any successor law.

h. “NON-QUALIFIED STOCK OPTION” means a stock option that does not meet the requirements of Section 422 of the Code, or any successor law.

i. “OPTION” means an option awarded under Article VI to purchase Shares. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

j. “PARTICIPANT” means any employee of the Corporation, person expected to become an employee of the Corporation, or former employee of the Corporation for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan, designated by the Committee as eligible to receive an Award or Awards under the Plan.

k. “PLAN” means this Sara Lee Corporation 2002 Long-Term Incentive Stock Plan, as amended and restated from time to time.

l. “SAR” means a stock appreciation right.

m. “SHARES” means shares of the Corporation’s common stock.

n. “STOCK AWARD” means an Award made under Article VI in Shares.

The term “Change of Control” has the meaning set forth in Article X, the term “Code” has the meaning set forth in Article I, the term “Restoration Options” has the meaning set forth in Article VI.a(i) and the term “Substitute Award” has the meaning set forth in Article V.a.

ARTICLE III—EFFECTIVE DATE AND DURATION

The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Board, the Plan shall expire when Shares are no longer available for the grant, exercise or settlement of Awards.

ARTICLE IV—ADMINISTRATION

The Committee shall be responsible for administering the Plan, and shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with a purchase price that is less than the purchase price of the original Option or SAR. All decisions made by the Committee shall be final and binding on all persons.

To the extent permitted by applicable law, the Committee may delegate some or all of its power to the Chairman and Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

ARTICLE V—AVAILABLE SHARES

a. Limitations—Subject to Article V(b) of the Plan, the aggregate number of Shares which may be issued under the Plan shall be 35,000,000 Shares, reduced by the aggregate number of Shares which become subject to outstanding Awards; provided, that the number of Shares subject to Awards that are granted in substitution of an option or other award (a “Substitute Award”) issued by an entity acquired by (or whose assets are acquired by) the Corporation shall not reduce the number of Shares available under the Plan. To the extent that Shares subject to an outstanding Award are not issued by reason of the expiration, termination, cancellation or forfeiture of such Award, by reason of the exercise of an SAR, by reason of the tendering of Shares to pay all or a portion of the purchase price, if any, or by reason of the tendering or withholding of Shares to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under the Plan.

The aggregate number of Shares that may be used in settlement or payment of Stock Awards or that may be issued upon exercise of Incentive Stock Options is 19,000,000. The number of Shares for which Awards may be granted to any person in any calendar year shall not exceed 2,000,000; provided, that such limit shall be 4,000,000 with respect to the calendar year in which such person begins service as the Chief Executive Officer of the Corporation; and provided, further, that neither limit shall include any Restoration Options and the number of Shares for which Restoration Options may be granted to any person in any calendar year shall not exceed 8,000,000. Issued Shares shall consist of authorized and unissued Shares and no fractional Shares shall be issued. Cash may be paid in lieu of any fractional Shares in settlement of Awards.

b. Adjustments—In the event of any change in the capital structure of the Corporation (including but not limited to a stock dividend, stock split, reverse stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off, split off, liquidation or other distribution of any or all of the assets of the Corporation to stockholders, other than normal cash dividends) or any change in any rights attendant to any class of authorized securities of the Corporation (an “Adjustment Event”), the Committee shall make proportionate adjustments with respect to the number and class of securities available under the Plan (including any limitation on the number of any particular type of Award authorized under the Plan), the number and class of securities subject to each outstanding Option and the purchase price per Share, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award to reflect such Adjustment Event and to maintain each outstanding Award’s intrinsic and fair value; provided, that the Committee shall retain discretion with respect to how any such proportionate adjustments shall be made. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

ARTICLE VI—AWARDS

a. General—The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other compensation plan of the Corporation including a plan of any entity acquired by (or whose assets are acquired by) the Corporation. The types of Awards that may be granted under the Plan are:

(i) Options—An Option shall represent the right to purchase a specified number of Shares during a specified period up to ten years as determined by the Committee. The purchase price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant; provided, that a Substitute Award may be granted with a purchase price per Share that is intended to preserve the economic value of the Award which the Substitute Option replaced. If an Option is granted retroactively in substitution for an SAR, the Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the SAR. An Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise which the holder thereof has held for at least six months or has purchased on the open market; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a restoration Option (“Restoration Options”) if the exercise price and tax withholding obligations are satisfied by tendering (either actually or by attestation) Shares to the Corporation or the tax withholding obligations are satisfied by having Shares withheld by the Corporation. The Restoration Option would cover the number of Shares tendered or withheld, would have an option purchase price per Share set at the Fair Market Value per Share on the date of exercise of the original Option, and would have a term equal to the remaining term of the original Option.

(ii) SARs—An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the grant date of the SAR as set forth in the Award agreement, except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the Option.

(iii) Stock Awards—A Stock Award shall represent an Award made in or valued in whole or in part by reference to Shares, such as performance shares or units or phantom shares or units. Stock Awards may be payable in whole or in part in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement or other plan or document, which may include, but are not limited to, continuous service with the Corporation, and/or the achievement of one or more performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholder return, various measures of economic profit and value such as “Value Added Earnings” (or “VAE”), net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios, including return on invested capital, return on equity and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on Corporation or business unit performance, or based on comparative performance with other companies.

ARTICLE VII—DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents, and interest on such dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE VIII—PAYMENTS AND PAYMENT DEFERRALS

Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

ARTICLE IX—TRANSFERABILITY

Unless otherwise specified in an Award agreement, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, or pursuant to an agreement between a Participant and the Corporation, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

ARTICLE X—CHANGE OF CONTROL

Either in contemplation of or in the event of a Change of Control (as defined below), the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of or substitutions for Awards either at the time an Award is granted or at a subsequent date). A “Change of Control” shall occur:

a. upon the acquisition by any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding capital stock of the Corporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally (such capital stock, “Voting Stock”); provided , however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Corporation), (ii) any acquisition by the Corporation, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Corporation, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection b. of this Article X shall be satisfied; and provided further that, for purposes of clause (ii) of this subsection a., if any Person (other than the Corporation or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation) shall become the beneficial owner of 20% or more of the Voting Stock by reason of an acquisition by the Corporation and such Person shall, after such acquisition by the Corporation, become the beneficial owner of any additional shares of the Voting Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control; or

b. upon the consummation of a reorganization, merger or consolidation of the Corporation, or a sale or other disposition of all or substantially all of the Corporation’s property and assets; excluding , however, any such reorganization, merger, consolidation, sale or other disposition with respect to which, immediately after consummation of such transaction, (i) all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 50% of the combined voting power of the voting securities of the entity resulting from such transaction (including, without limitation, the Corporation or an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s property or assets, directly or indirectly) (the “Resulting Entity”) outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction, and (ii) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Stock representing 20% or more of the combined voting power of the Corporation’s then outstanding securities) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding securities of the Resulting Entity, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were Continuing Directors of the Corporation at the time of the execution of the initial agreement or action of the Board authorizing such reorganization, merger, consolidation, sale or other disposition; or

c. upon the consummation of a plan of complete liquidation or dissolution of the Corporation; or

d. when those individuals who, immediately after the 2002 annual meeting of stockholders of the Corporation, constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least a majority of such Board; provided , however, that any individual who becomes a director of the Corporation subsequent to the 2002 annual meeting of stockholders of the Corporation whose election, or nomination for election by the Corporation’s stockholders, was approved by the vote of at least a majority of the Continuing Directors then comprising the Board (or by the nominating committee of the Board, if such committee is comprised of Continuing Directors and has such authority) shall be deemed to have been a Continuing Director; and provided further, that no individual shall be deemed to be a Continuing Director if such individual initially was elected as a director of the Corporation as a result of (A) an actual or threatened solicitation by a Person (other than the Board) made for the purpose of opposing a solicitation by the Board with respect to the election or removal of directors, or (B) any other actual or threatened solicitation of proxies or consents by or on behalf of any Person (other than the Board).

ARTICLE XI—AWARD AGREEMENTS

Awards may be evidenced by an agreement that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

ARTICLE XII—AMENDMENTS

The Board may amend the Plan at any time as it deems necessary or appropriate, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of Shares available under the Plan (subject to Article V(b)), or effect any change inconsistent with Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder. The Board may suspend the Plan or discontinue the Plan at any time; provided that no such action shall adversely affect any outstanding Award.

ARTICLE XIII—MISCELLANEOUS PROVISIONS

a. Employment Rights—The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

b. Governing Law—Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

c. Severability—In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

d. Withholding—The Corporation shall have the right to withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required.

e. Effect on Other Plans or Agreements—Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

As adopted and approved by stockholders on October 31, 2002, and as amended on January 25, 2007.